EX-4.3


                            HYBRID TECHNOLOGIES, INC.

                           2005 RESTRICTED STOCK PLAN

1.       Purpose of the Plan

         The purpose of the Hybrid Technologies, Inc. 2005 Restricted Stock Plan is to provide for a plan pursuant to which the Board of Directors of Hybrid Technologies, Inc., a Nevada corporation, can issue stock as compensation for services rendered or to be rendered by eligible Participants (as defined below).

2.       Definitions

         Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

         (a) "Award" means a grant of Common Stock to a Participant under the Plan including, without limitation, a Restricted Stock Award.

         (b) "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

        (c) "Board" means the Board of Directors of the Corporation.

        (d) "Common Stock" means the common stock of the Corporation.

        (e) "Corporation" means Hybrid Technologies, Inc., a Nevada corporation.

        (f) "Date of Grant" means the date on which an Award under the Plan is made by the Board, or such later date as the Board may specify to be the effective date of the Award.

         (g) "Effective Date" means the Effective Date of this Plan, as defined in Section 8.1 hereof.

         (h) "Eligible Person" means any person who is an employee of or consultant or advisor to the Corporation and who provides bona fide services for the Corporation, where the services are not in connection with the offer or sale of securities in a capital raising transaction and where the services do not directly or indirectly promote or maintain a market for the Corporation's Common Stock. In no case shall an Award be made under the Plan where the Common Stock granted in the Award is not eligible for registration pursuant to Form S-8 (or any successor form promulgated for the same general purposes by the Securities and Exchange Commission) under the U.S. Securities Act of 1933, as amended.

         (i) "Fair Market Value" of a share of Common Stock as of a given date means the value as determined by the Board based on the recent trading history of the Common Stock in the over-the-counter market or, if the Common Stock is not traded in the over-the-counter market, the value as determined in good faith by the Board.

         (j) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

         (k) "Plan" means the Hybrid Technologies, Inc. 2005 Restricted Stock Plan No. 2 as set forth herein, as it may be amended from time to time.

         (l) "Restricted  Stock Award" means an award of restricted  stock under
Section 6 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.


3.       Shares of Common Stock Subject to the Plan

         3.1.  Number of Shares.  Subject to the  following  provisions  of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 2,000,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Restricted Stock
Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

         3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Board may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof and in outstanding Awards, (ii) the performance targets or goals applicable to any outstanding Awards or (iii) any other terms of an Award that are affected by the event.

4.       Administration of the Plan

         The Plan shall be administered by the Board. Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Award, the time or times at which an Award will become vested, the performance criteria, business or performance goals or other conditions of an Award, and all other terms of the Award. The Board shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Board may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Board shall be final, conclusive, and binding upon all parties.


5.       Eligibility and Awards

         All Eligible Persons are eligible to be designated by the Board to receive an Award under the Plan. The Board has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares subject to the Awards that are granted under the Plan. To the extent not documented in a separate agreement, each Award will be evidenced by an Award Agreement in the form of Exhibit I hereto between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as the Board may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

6.       Restricted Stock Awards

         6.1. Grant of Restricted Stock Awards. A Restricted Stock Award to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Board may determine ("Restricted Shares"). In connection with issuance of any Restricted Shares, the Board may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

         6.2. Vesting Requirements. The restrictions imposed on Restricted Shares issued under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Board in the Award Agreement, any other agreement covering the Restricted Stock Award or the Board resolution authorizing the Restricted Stock award.

         6.3. Restrictions. Restricted Shares may not be transferred or assigned (except by will or by the laws of descent and distribution), or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

         6.4. Rights as a Stockholder. Subject to the foregoing provisions of this Section 6, the Participant will have all rights of a stockholder with respect to Restricted Shares held by him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.


7.       General Provisions

         7.1. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by United States and Canada federal, provincial and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Board may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the U.S. Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         7.2. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.


         7.3. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

         7.4. Construction and Interpretation. Whenever used herein, unless the context requires otherwise, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections and paragraphs hereof are inserted for convenience and reference and constitute no part of the Plan.

         7.5. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         7.6. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Nevada.

8.      Effective Date, Termination and Amendment

         8.1. Effective Date. The Plan shall become effective on the date of its adoption by the Board.

         8.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

         8.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

EXHIBIT I


                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement") is made and entered into as of , 2005, between Hybrid Technologies, Inc , a Nevada corporation (the "Company"), and _______________ ("Optionee").

         Witnesseth:
         WHEREAS, Optionee has rendered to the Company certain services and it is expected that Optionee will continue to render services to the Company; and

         WHEREAS, The Company wishes to compensate Optionee for such services by the grant of an option to purchase shares of the Company's Common Stock issued pursuant to the Company's 2005 Restricted Stock Plan.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Optionee, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to the Optionee, for the term and upon the conditions hereinafter provided, the right and option (the "Option") to purchase ________________ shares of the Company's Common Stock, par value $.001 per share (the "Stock"). The Optionee is limited in the amount of this Option it may exercise. In no event shall the Optionee be entitled to exercise any amount of this Option in excess of that amount upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the 1934 Act") by the Optionee, and (2) the number of shares of Stock issuable upon the exercise of any Options then owned by Optionee, would result in beneficial ownership by the Optionee of more than 4.99% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j) under the 1934 Act. Furthermore, the Company shall not process any exercise that would result in beneficial ownership by the Optionee of more than 4.99% of the outstanding shares of Common Stock of the Company.

         2. Purchase Price. The purchase price of the Stock covered by this Option shall be _________ per share.


         3. Term of Option and Vesting of Stock. The term of the Option shall be for a period of five (5) years from the date hereof, at which time the Option shall automatically terminate, subject to earlier termination as provided in paragraph 6 hereof and extension as provided in paragraph 9 hereof. The Option shall become exercisable on the following basis:

 Date                                        Amount of Option Exercisable

         4. Optionee's Right As Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock covered by the Option until the date of the exercise of the Option and the issuance of the shares of Stock granted pursuant to the Option and then only to the extent that there has been issued one or more certificates for such shares of Stock to said Optionee upon the due exercise in whole or in part of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         5. Nontransferability and Representations of Optionee. This Option shall not be transferable, and the Option may be exercised only by the Optionee. Furthermore, the Option (a) may not be assigned or transferred, pledged, or hypothecated in any way, (b) shall not be assignable or transferable by operation of law, and (c) shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without force or effect.

         6. Changes in Capital Structure. The number of shares of Stock covered by the Option, and the price per share thereof as set forth in this Agreement, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of the Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock of the Company) or any other increase or decrease in the number of the shares of Common Stock of the Company effected without receipt of consideration by the Company.
         If the Company shall be the surviving corporation in any merger of consolidation, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger of consolidation in which the Company is not the surviving corporation shall cause the Option to terminate, provided that the Optionee shall, in such event, have the right during the twenty-one (21) day period immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, as the case may be, to exercise this Option in whole or in part. The Company shall provide at least thirty (30) days' notice to the Optionee of any such pending dissolution, liquidation, or merger or consolidation in which the Company is not the surviving corporation, and shall inform the Optionee of the right to exercise the Option within the specified twenty-one (21) day period.
         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value, such change shall be deemed to be the Stock within the meaning of the Option.
         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors in their sole and absolute discretion and the Board of Directors' determination in the respect shall be final, binding and conclusive.
         Except as expressly provided above in this paragraph 6, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option.
         The grant of the Option to the Optionee pursuant to the Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of the Company's capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of the Company's business or assets.

         No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date a certificate or certificates is or are issued to the Optionee with respect to the Optionee's exercise of this Option, except as expressly provided in this paragraph 6.
         Any fractional shares of any class of stock or securities resulting from any adjustments provided for in this paragraph 6 shall be disregarded; under no circumstances shall the Company (or any other corporation) be required to issue or transfer any fractional shares of any class of stock or securities of the Company (or of any other corporation) as a result of any adjustments provided for in this paragraph 6 or to pay for, or otherwise compensate the holder of the Option for, any such fractional shares not so issued or transferred.

         7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option shall be exercised by the Optionee by the delivery of written notice to the Treasurer of the Company at the Company's principal office within the time period as specified in paragraph 3 hereof (or within the time periods specified in other applicable paragraphs hereof referred to in paragraph
3). Such notice shall (a) state the election to exercise the Option, (b) specify the number of shares to which the election applies, and (c) specify the address to which the certificate or certificates for such shares of Stock is or are to be mailed and all other pertinent information. Such notice shall be accompanied by payment of the full purchase price of such shares of Stock. Payment of the purchase price shall be made in United States currency and may be paid in cash or by check payable to the order of the Company. The certificate or certificates for the shares of Stock as to which the Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered as provided in the aforesaid notice.

         8. General.
              (a) The Company shall (1) at all times during the terms of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, (2) shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Stock pursuant to this Option and all other fees and expenses necessarily incurred by the Company in connection therewith, and (3) shall from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
              (b) The Company shall not be required to sell or issue any shares of the Stock under this Option Agreement if the sale or issuance of such shares of Stock would constitute a violation by Optionee or the Company of any provisions of any federal or state law, rule or regulation, or of any provisions of any rule or regulation of any governmental authority (including, without limitation, any federal or state securities laws, rules and regulations). The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option, or the issuance of shares of Stock pursuant thereto, to comply with any such, law rule or regulation.
              (c) The Company shall not be required to sell or issue any shares of the Stock under this Option Agreement if the delivery by Optionee of the notice specified in paragraph 7 hereof is either (x) after the date of termination of Optionee's employment or other engagement by the Company, or (y) after the date of Optionee's resignation from employment or other engagement by the Company.

         9.  Modification, Extension and Renewal of Option.
The Board of Directors of the Company may modify, extend, or renew the Option beyond the term specified in paragraph 3, or accept the surrender of the Option (to the extent not theretofore exercised).




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              10. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

              11. Construction. This Option Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of Nevada.

              12. Waiver. No waiver by any party hereto of any breach of any covenant, condition, or agreement hereof on the part of the parties hereto to be
kept and performed shall be considered to  constitute a   waiver of   any   such
covenant, condition or provision, or of any subsequent breach thereof.

              13.  Severability.    In   the   event   any   court  of competent
jurisdiction shall declare any portion of this Option Agreement to be invalid, the remainder of this Agreement shall not be invalidated thereby, but shall remain in full force and effect.

              14. Notices. Unless otherwise provided in this Option Agreement, no notice, request, consent, approval, acceptance, waiver or other communication which may be or is required or permitted to be given under this Agreement shall be effective unless the same is in writing and is either hand delivered or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (1) if to the Optionee to ________________________and (2) if to the Company, to _______________________, or at any other address that may be given by one party to the other party by notice pursuant to this paragraph 14. Unless otherwise provided in this Option Agreement, such notices, requests, consents, approvals, acceptances, waivers or other communications, if sent by registered or certified mail in accordance with this paragraph 14, shall be deemed to have been given at the time of mailing.

              15. Entire Agreement. This Option Agreement incorporates the terms and conditions of the Plan and, together with such terms and conditions, contains all of the agreements and understandings between the parties hereto. No oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes and modifications, to be valid, shall be by written instrument executed by the Company and the Optionee.





              IN WITNESS HEREOF, the Company, by its duly authorized officers, and the Optionee has caused this Option Agreement to be executed and sealed, as of the day and year first above written.

         ATTEST:                               COMPANY:
                                               HYBRID TECHNOLOGIES, INC.

         ____________________                   _______________________(SEAL)

                                                OPTIONEE:

                                                _______________________(SEAL)